                                                                   EXHIBIT 23.1

To the Board of Directors of
Clark USA, Inc.:

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated February 4, 1997 on our audits of the consolidated financial statements and financial statement schedule of Clark USA, Inc. We also consent to the reference to our Firm under the caption "Experts."


                                       /s/ COOPERS & LYBRAND L.L.P.

                                       COOPERS & LYBRAND L.L.P.


St. Louis, Missouri
January 16, 1998